UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Albany Molecular Research, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On June 6, 2017, Albany Molecular Research, Inc. delivered the following communication to its employees:

Employee FAQ – 6/6/2017

AMRI Signs Definitive Agreement to be Acquired by GTCR and Carlyle

1.	What does today’s announcement mean? Will we no longer be a public company listed on the stock exchange?

GTCR and Carlyle, two leading private equity firms, have agreed to acquire AMRI and will become the new owners of AMRI. The AMRI Board of Directors and executive team supports this acquisition and believes the transaction is in the best interests of our shareholders. Once this transaction is complete, AMRI will become a privately-owned company. Following the closing of the transaction, AMRI will continue to operate substantially as it does today as one of GTCR and Carlyle’s portfolio companies rather than a publicly-traded company.

We anticipate minimal disruption to our business in connection with the closing of the proposed transaction, with the current AMRI executive team continuing to run and manage AMRI for the foreseeable future.

The ownership of the Company should have little to no impact on the solutions we provide to customers. It simply means that instead of having many public shareholders we will now be substantially owned by two private investors and will no longer be a publicly-traded company.

2.	Who are GTCR and Carlyle?

GTCR and Carlyle are leading private equity investment firms with over $160 billion of equity capital under management. They use their depth of resources and industry expertise to help management partners grow their businesses into industry leaders. Their reputation for success lies in their ability to foster strong relationships with management leaders and support them with capital and an elite team of resources.

3.	Will the current management team remain in place after the transaction closes?

AMRI’s current management is expected to remain in place following the closing of the transaction to maximize growth opportunities. Bill Marth is supportive of this transaction. Upon completion of the transaction, we expect that Bill Marth and our current executive team will continue to lead the Company.

GTCR and Carlyle’s reputation lies in their ability to foster strong relationships with management leaders who have in-depth industry expertise and in supporting management teams with capital resources.

4.	What happens next?

In the coming weeks, AMRI will file a preliminary proxy statement with the SEC. This proxy statement will contain information about the transaction and will be available to the public. Once any SEC review is completed, a “definitive proxy statement” will be filed with the SEC and mailed to shareholders. Following the mailing of the definitive proxy statement, shareholders will vote on the transaction. If the merger agreement is adopted by our shareholders, and all closing conditions are met, the transaction can be closed. We expect a shareholder vote on the transaction in the third quarter of 2017 and the transaction to close shortly thereafter.

5.	What happens between now and close?

Between now and closing, little will change from a day-to-day business standpoint. We will operate the business as usual as a publicly-traded company until the transaction is complete. We need to continue to remain focused on operating solely in the best interest of AMRI and our current shareholders.

6.	How does this transaction affect our budgets and investment priorities?

It is GTCR and Carlyle’s intention to keep us independent with the existing management team and strategy in place; it’s business as usual for us operationally.

We’re maintaining our strategy, including our plans to invest in the business and pursue the opportunities that we believe will lead us to achieve our goals.

7.	How will GTCR and Carlyle support our strategy?

GTCR and Carlyle are highly confident in our management team and our strategy and have a long term view toward growing the business in which they invest. One of the reasons that attracted these firms to AMRI was that they see the opportunity for increased outsourcing of pharmaceutical services and the great platform we have established to capture that future growth. GTCR and Carlyle see great potential and talent within AMRI and are excited to partner with us to continue this journey of solving our customer’s most complex challenges and helping to make patients’ lives better.

8.	Will GTCR and Carlyle break up the business?

GTCR and Carlyle have no current plans for asset sales or spin-offs. They are focused on growing the Company and intend to maintain our strategy to become a top-five CDMO.

9.	Will we be merged us into another business they own or will we remain independent?

It is GTCR and Carlyle’s intention to keep us independent with the existing management team and strategy in place.

10.	What is GTCR and Carlyle’s longer term vision for AMRI?

Our mission and purpose will not change and GTCR and Carlyle are committed to supporting management’s efforts to grow through our focus on solving complex challenges and delivering expert solutions to our customers. Additionally, we expect that GTCR and Carlyle will encourage the Company to continue pursuing strategic acquisitions and expand our resources and capabilities to address our customer’s needs.

11.	Will GTCR and Carlyle have any day-to-day role with AMRI?

AMRI management will continue to actively and directly guide the Company on a day-to-day basis. It is expected that, after the closing, GTCR and Carlyle will work with senior management to determine other opportunities in which their resources can help drive value creation. It is very important to note that GTCR and Carlyle are “owners” of businesses like AMRI, not “operators.” However, both GTCR and Carlyle have financial, operational and strategic resources available to management that we believe can help accelerate achievement of our corporate objectives.

12.	What does this do to my role within the Company? Will there be layoffs as a result of the acquisition?

Overall, retention and employee satisfaction are very important to GTCR and Carlyle, especially in a pharmaceutical services and manufacturing company like AMRI where the quality of service and the quality of the company’s human capital are so central to the Company’s success. GTCR and Carlyle’s plans for the business focus on growth rather than restructuring or divestitures.

13.	What opportunities will this transaction create?

We believe this relationship provides us a greater degree of freedom and flexibility to build a growth-oriented future for our Company and align people and capital for deployment in a manner that best drives our business forward.

14.	What does this transaction mean for customers?

For our customers, the ownership of the Company should have little to no impact on the services we take pride in providing. It simply means that instead of having thousands of shareholders we will now have a few and we will no longer be a publicly-traded company. This has no impact on the Company’s long-term strategy of becoming a top five CDMO. GTCR and Carlyle are acquiring AMRI because they see the dedication and expertise we provide to customers, the opportunity for increased outsourcing of pharmaceutical services and the great platform we have established to capture that future growth. They are committed to ensuring that AMRI continues to grow while maintaining our service to customers.

15.	When will customers be notified?

Customers will receive an email today describing the transaction. In addition, communication with key customers is already in motion.

16.	What happens to AMRI’s benefit plans after the close?

Overall, retention and employee satisfaction are very important to GTCR and Carlyle. With the exception of the equity incentive compensation programs that are tied to our stock (i.e., ESPP, restricted stock grants, etc.), GTCR and Carlyle intend to provide benefits that are substantially comparable in the aggregate to those currently offered by AMRI.

17.	Will my compensation change?

Overall, retention and employee satisfaction are very important to GTCR and Carlyle. We do not expect base compensation or target cash incentive compensation opportunities to change in the foreseeable future.

18.	When will trading in AMRI stock end?

We anticipate that public trading in AMRI stock will be suspended on the closing date of the transaction. Following the closing, AMRI’s common stock will be de-listed from the NASDAQ Stock Market and de-registered under the Securities Exchange Act of 1934, as amended.

Additional Information about the Proposed Transaction and Where to Find It

AMRI plans to file with the U.S. Securities and Exchange Commission (“SEC”) and furnish its stockholders with a proxy statement in connection with the proposed transaction with GTCR and Carlyle and security holders of AMRI are urged to read the proxy statement and the other relevant materials when they become available because such materials will contain important information about AMRI, GTCR, Carlyle and their respective affiliates and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any and all other documents filed by AMRI with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.

In addition, investors may obtain a free copy of AMRI’s filings from AMRI’s website at http://ir.amriglobal.com/ or by directing a request to: Albany Molecular Research, Inc., 26 Corporate Circle, Albany, New York 12203, attn: investorinfo@amriglobal.com.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.

Participants in the Solicitation

AMRI and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of AMRI in connection with the proposed transaction. Information about those directors and executive officers of AMRI, including their ownership of AMRI securities, is set forth in the proxy statement for AMRI’s 2017 Annual Meeting of Stockholders, which was filed with the SEC on April 19, 2017, as supplemented by other AMRI filings with the SEC. Investors and security holders may obtain additional information regarding the direct and indirect interests of AMRI and its directors and executive officers in the proposed transaction by reading the proxy statement and other public filings referred to above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains statements that are not statements of historical fact, including, but not limited to, statements about the expected timetable for completing the transaction; beliefs and expectations of AMRI, GTCR and Carlyle about the proposed acquisition of AMRI and their respect long-term vision for AMRI; expectations regarding the management, corporate structure and strategy of AMRI following the closing of the transaction; the expected impact of this transaction on AMRI’s employees, customers, financial and operating results and business; the anticipated funding for the transaction; and the timing of the closing of the acquisition. The words “anticipates”, “believes”, “expects”, “may”, “plans”, “predicts”, “will”, “potential”, “goal” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue reliance on these forward-looking statements. AMRI’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which AMRI may not be able to predict and may not be within AMRI’s control. Factors that could cause such differences include, but are not limited to, (i) the risk that the proposed transaction may not be completed in a timely manner, or at all, which may adversely affect AMRI’s business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the proposed merger, including the adoption of the merger agreement by AMRI’s stockholders and the receipt of certain governmental and regulatory approvals in the U.S. and in foreign jurisdictions, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed merger on AMRI’s business, operating results, and relationships with customers, suppliers, competitors and others, (v) risks that the proposed merger may disrupt AMRI’s current plans and business operations, (vi) potential difficulties retaining employees as a result of the proposed merger, (vii) risks related to the diverting of management’s attention from AMRI’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against AMRI related to the merger agreement or the proposed merger. In addition, AMRI’s actual performance and results may differ materially from those currently anticipated due to a number of risks including, without limitation: changes in customers’ spending and demand and the trends in pharmaceutical and biotechnology companies’ outsourcing of manufacturing services and research and development; AMRI’s ability to provide quality and timely services and to compete with other companies providing similar services; AMRI’s ability to comply with strict regulatory requirements; AMRI’s ability to successfully integrate past and future acquisitions and to realize the expected benefits of each; disruptions in AMRI’s ability to source raw materials; a change in the AMRI’s relationships with its largest customers; AMRI’s ability to service its indebtedness; AMRI’s ability to protect its technology and proprietary information and the confidential information of its customers; AMRI’s ability to develop products of commercial value under its collaboration arrangements; the risk of patent infringement and other litigation; as well as those risks discussed in AMRI’s Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission (SEC) on March 16, 2017, subsequent Quarterly Reports filed with the SEC and AMRI’s other SEC filings. Numerous factors, including those noted above, may cause actual results to differ materially from current expectations. AMRI expressly disclaims any current intention or obligation to update any forward-looking statement in this press release to reflect future events or changes in facts affecting the forward-looking statements contained in this document.